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                                                                   EXHIBIT 10.52



                 PROPERTY INFORMATION DISTRIBUTION AGREEMENT

        This Agreement is entered into by and between Pegasus Systems, Inc. (hereinafter called "Pegasus") and Best Western International, Inc. (hereinafter called "Participant") on the following terms and conditions:

        1. Property Information Database. Pegasus will provide Participant with the ability to create a digital database of Participant's properties which is (i) capable of being accessed by distribution systems with whom Pegasus contracts, Best Western will be given thirty (30) days prior notification of any distribution system that Pegasus contracts with and Best Western may elect not to participate in said distribution system and (ii) where functionality exists, capable of permitting the accessor of the database to make, amend and cancel reservations with Participant. Participant shall be solely responsible for the creation and editing of the property database pursuant to Pegasus' prescribed methods.

        2. Distribution of the Database. Pegasus will contract and develop interfaces with distribution systems to access Participant's database per the terms of this Agreement.

        3. TravelWeb. Pegasus agrees during the term hereof to distribute Participant's database and provide the capability to make, amend and cancel reservations with Participant via its TravelWeb Internet site. In the event an update in the functionality or the creation of new functionality for TravelWeb results in any material failure of the TravelWeb site to permit accessors of the site to view Participant's database and make, amend and cancel reservations with Participant, it shall constitute a breach of this Agreement.

        4. Distribution Systems Interface. For each distribution system, Pegasus will create an operable interface providing access to Participant's database and maintain the interface during the term of the Distribution Agreement. All updates and edits of the database shall be accessible by the distribution systems within two (2) business days of receipt by Pegasus.

        5.      Fees.

                (a) For the services provided by Pegasus as set forth herein, Participant shall pay to Pegasus the fees set forth on Schedule A.

                (b) For providing reservation functionality to accessors of the database, Participant agrees to pay Pegasus the following:

                        (i) For each Net Reservation processed through the on-line reservation functionality developed by Pegasus and originating with a distribution system with whom Pegasus contracts, Participant shall pay to Pegasus a fee of [*]. Net Reservations within a particular time period equal the number of reservations made by an accessor of a distribution system exhibiting Participant's database within such time period less the number of reservations to which notice of cancellation is received by the distribution system within such time period.

                        (ii) In the event a distribution system with whom Pegasus contracts charges a fee for Net Reservations originating with their system and there is no commission or other fee charged to Participant by the distribution system for the Net Reservation, Participant agrees to pay to Pegasus the fee charged, provided the fee to Participant shall not exceed [*] per Net Reservation.

                (c) Pegasus will invoice Participant for all fees as set forth herein and as provided on Schedule A including any taxes applicable to such fees and Participant agrees to pay each invoice upon receipt. Each invoice shall be past due and it shall be a breach of this Agreement if it is not paid within forty five (45) days after the date of the invoice. All payments to Pegasus shall be made in U.S. Dollars. Pegasus may, once each anniversary date of the contract, increase the fees set forth in (a) and (b) above up to 10% of the then-existing fee within thirty (30) days prior notice. Any fee changes resulting from an increase in the services or number of properties in the database will be invoiced upon notice of such increase or at the next scheduled invoice, at Pegasus' option.

        6. Term. The initial term of this Agreement shall be for [*] from the date hereof provided that the Agreement shall be automatically renewed and extended for additional one (1) year terms thereafter. After the initial [*], this contract may be terminated at any time by either party within ninety (90) days notice.

        7. Property Rights. The information provided by Participant is acknowledged to be the sole property of Participant and Pegasus may not distribute or allow access to any of the information in any manner other than pursuant to this Agreement. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to, the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's trademarks, trade names, service marks or copyrights.

        8. Disclaimer, Limitation of Liabilities and Risk of Internet Usage. PEGASUS WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION, (ii) ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE PUBLICATION OF THE INFORMATION ON THE INTERNET OR CREATION OR FUNCTIONALITY OF RESERVATION CAPABILITIES UNLESS EXPRESSLY SET FORTH HEREIN,
                (iii) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF A COMPUTER OPERATOR'S OR DISTRIBUTION SYSTEM'S ACCESS TO PARTICIPANT'S RESERVATION SYSTEM AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (iv) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET OR A DISTRIBUTION SYSTEM, EXCEPT TO THE EXTENT RESULTING FROM PEGASUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY PEGASUS AND WAIVED BY PARTICIPANT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT ALLOWING ACCESS TO ITS DATABASE AND RESERVATION SYSTEM TO COMPUTERS ACCESSING THE INTERNET VIA ANY DISTRIBUTION SYSTEM IS AT PARTICIPANT'S OWN RISK. Pegasus shall not be responsible for the order, completeness or format of participant's database being

                                               *Confidential Treatment Requested
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     published by distribution systems. Participant acknowledges and agrees that the Internet is a communication medium over which Pegasus has no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this Agreement, the cost of access to the Internet increases or there is imposed a fee or cost for access to or use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the cost of access to or usage of the Internet or otherwise makes it impractical, in Pegasus' sole discretion, to continue to perform this Agreement, Pegasus may, upon notice to Participant, immediately terminate this Agreement without such action constituting an event of default.
     Pegasus or Participant shall not be liable for any breach of this Agreement resulting from an act of God, accidents, power or telecommunication outages or delays, mechanical defects or other events beyond its control.

9. Breach; Limitation of Liability. In the event of a breach of this Agreement, the non-breaching party may terminate this Agreement after providing notice to the other party of such breach and the failure of the breaching party to cure the breach within ten (10) days of receipt of the notice. Upon breach by Participant and failure to timely cure Pegasus may immediately cease the distribution and/or publication of Participant's database on distribution systems. Notwithstanding and without waiving any other provision hereof, the parties hereto acknowledge and agree that a determination of the damages to be suffered by a breach of this Agreement by either party (other than a breach resulting from non-payment by Participant) would be difficult, if not impossible, to determine and, therefor, the parties hereto agree that the full extent of any liability of Pegasus for a breach hereof and failure to cure shall not exceed an amount equal to twenty five percent (25%) of the fee paid by Participant to Pegasus for the immediately preceding month.

10. Miscellaneous. This Agreement shall be interpreted in accordance with the laws of the State of Texas and any legal proceeding arising out of this Agreement shall have venue in Dallas County, Texas. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto. This Agreement contains all the provisions of any agreement between Pegasus and Participant with respect to the creation, maintenance and distribution of Participant's database and Participant has not relied upon any promises or representations by Pegasus with respect to the subject matter except as set forth herein. This Agreement shall terminate and replace any existing agreement between Participant and TravelWeb, Inc.


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
PEGASUS SYSTEMS, INC.                      PARTICIPANT: BEST WESTERN INTERNATIONAL, INC.
3811 Turtle Creek Blvd. #1100
Dallas, Texas 75219

By: /s/ M. NICHOLAS JENT                  By: /s/ [ILLEGIBLE]
    ---------------------------               ------------------------------------------
    M. Nicholas Jent
    Vice President, Sales                     ------------------------------------------
                                          Its: Best Western International
                                               -----------------------------------------
Date:  5/2/97                             Date:   5/2/97
     --------------------------                -----------------------------------------
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                                   SCHEDULE A

1.      Fees.   Participant shall pay to Pegasus the following fees:

        (i) During 1997, [*] per property per month for each property in the database; and

        (ii) From January 1, 1998 to the date of termination of this Agreement, [*] per property per month for each property in the database.

The fees for this service shall be paid quarterly in advance.



                                               *Confidential Treatment Requested


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